Exhibit 10.16

After recording return to:

A10 Capital, LLC

Attn: Jackie Cox

950 W. Bannock Street, Suite 950

Boise, Idaho 83702

Loan No. AC-TX-MM-10-001-001

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is dated effective as of February 24, 2010, from Wells VAF – Parkway at Oak Hill, LLC, a Delaware limited liability company (the “Grantor”), whose address is 6200 The Corners Parkway, Norcross, Georgia 30092-3365, to Peter S. Graf, an individual (the “Trustee”), whose address is 2626 Howell Street, 10th Floor, Dallas, Texas 75204, for the benefit of A10 Capital, LLC, a Delaware limited liability company (“Beneficiary”), whose address is 950 W. Bannock Street, Suite 950, Boise, Idaho 83702.

WITNESSETH:

WHEREAS, Grantor has requested that Beneficiary make a loan (the “Loan”) to Grantor in the aggregate principal amount of up to SIX MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,900,000.00) (the “Loan Amount”);

WHEREAS, the Loan is evidenced by that certain Promissory Note dated of even date herewith, given by Grantor to Beneficiary (the “Note”), with interest from the date hereof at the rates set forth in the Note, such interest and the principal amount thereof to be payable in accordance with the terms and conditions provided in the Note, and having a maturity date of March 1, 2013; and

WHEREAS, Grantor desires to secure the payment of the Indebtedness (as hereinafter defined) and the performance of its obligations under the Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Grantor hereby agrees, covenants, represents and warrants with and to Beneficiary as follows:

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ARTICLE 1

DEFINITIONS

Section 1.1        Definitions.    As used herein, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, directly or indirectly owns or controls more than twenty percent (20%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, is a partner, joint venturer or member, (c) any trust in which such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, or any individual related by birth, adoption or marriage to such Person, is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by (or is under common control with) such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, (e) any partner, shareholder, director, officer, member, manager or employee of such Person, or (f) any individual related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager or employee of such Person. Each Grantor Party shall be deemed to be an Affiliate of Grantor.

“Business Day” means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the state of Idaho are not open for general banking business.

“Carveout Guaranty” means that certain Nonrecourse Carveout Guaranty dated of even date herewith, executed by Wells Mid-Horizon Value-Added Fund I, LLC, in favor of Beneficiary, as the same may hereafter be amended or restated.

“Closing Date” means the date hereof.

“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars, and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means the annual aggregate interest and principal due under the Loan.

“Environmental Laws” as defined in the Indemnity.

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“Grantor Party” means any Person with any beneficial ownership in Grantor.

“Guaranty” means that certain Conditional Terminating Guaranty dated of even date herewith, executed by Wells Mid-Horizon Value-Added Fund I, LLC, in favor of Beneficiary, as the same may hereafter be amended or restated.

“Hazardous Materials” as defined in the Indemnity.

“Indebtedness” means the sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts which may hereafter be loaned by Beneficiary, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary, including, without limitation, any amounts advanced by Beneficiary under the terms of this Deed of Trust, (4) any and all renewals, increases, extensions, modifications, rearrangements or restatements of the Loan Documents, together with all costs, expenses and attorneys’ fees incurred in connection with the enforcement or collection thereof, and (5) all obligations of Wells VAF – 330 Commerce Street, LLC, arising under that certain Promissory Note of even date herewith, in the original principal amount of up to $5,000,000.00, payable to Lender (the “Commerce Note”), as long as any obligations are outstanding under the Commerce Note.

“Indemnity” means that certain Environmental Indemnity Agreement dated of even date herewith, executed by Grantor and Wells Mid-Horizon Value-Added Fund I, LLC, in favor of Beneficiary, as the same may hereafter be amended or restated.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated of even date herewith, by and between Bank of America, N.A. and Beneficiary, as the same may hereafter be amended or restated.

“Lien” means any interest, or claim thereof, in the Mortgaged Property securing an obligation owed to, or a claim by, any Person other than the owner of the Mortgaged Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale, judgment or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Mortgaged Property.

“Loan Agreement” means that certain Loan Agreement dated of even date herewith, by and between Grantor and Beneficiary, as the same may hereafter be amended or restated.

“Loan Documents” means, collectively, (1) the Note, (2) this Deed of Trust, (3) the Loan Agreement, (4) UCC financing statements, (5) the Guaranty, (6) the Carveout Guaranty, (7) the Intercreditor Agreement, (8) such assignments of management agreements, contracts and other rights as may be required by Beneficiary, (9) all other documents now or hereafter executed by Grantor, or any other person or entity, to evidence or secure the payment

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of the Indebtedness or the performance of the Obligations, and (10) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided, however, the Indemnity shall not be deemed a Loan Document for purposes of this Deed of Trust.

“Mortgaged Property” means, collectively, (1) the real property located in Travis County, Texas, as further described in Exhibit A annexed hereto, together with any greater estate therein which hereafter may be acquired by Grantor (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities, and all other utilities whether or not situated in easements (the “Fixtures”), (4) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper, and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, account receivables, payment intangibles, letters of credit, deposit accounts, investment property, commercial tort claims, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of fixtures or other personal property or equipment, general intangibles, inventory, all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees, and development costs (the “Personalty”), (5) all plans, specifications, shop drawings, and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (6) all leases, other rental agreements, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or hereafter made at any time while this Deed of Trust is in effect), together with any extensions or renewals thereof, which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (7) rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor, for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (8) all other agreements, such as construction contracts, architects agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Mortgaged Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights of way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (11) all insurance policies, unearned premiums therefor and proceeds from such policies

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covering any of the aforesaid property now or hereafter acquired by Grantor, (12) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty, (13) all mineral, water, oil and gas rights now or hereafter acquired relating to all or any part of the Land, and (14) all proceeds of the foregoing, both cash and non-cash. As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the aforesaid property or any interest therein.

“Obligations” means all of the agreements, promises, covenants, conditions, warranties, representations and other obligations made or undertaken by Grantor or any other person or entity to Beneficiary or others as set forth in the Loan Documents.

“Permitted Encumbrances” means the outstanding easements, restrictions and other matters approved by Beneficiary, as more particularly set forth in Exhibit B annexed hereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Site Assessment” as defined in the Indemnity.

“Transfer” means any direct or indirect sale, transfer, conveyance, installment sale, master lease, mortgage, pledge, encumbrance, grant of Lien or other interest, alienation or assignment, whether voluntary or involuntary, of all or any portion of the legal or beneficial ownership of, or any interest in (a) the Mortgaged Property, or any part thereof, or (b) Grantor, including any agreement to transfer or cede to another Person any voting, management or approval rights, or any other rights, appurtenant to any such legal or beneficial ownership or other interest. “Transfer” is specifically intended to include any pledge or assignment, directly or indirectly, of a controlling interest in Grantor, any general partner, member, controlling limited partner or controlling shareholder for purposes of securing so-called “mezzanine” indebtedness.

“UCC” means the Uniform Commercial Code as enacted and in effect in the state where the Mortgaged Property is located (as it may from time to time be amended); provided, however, that to the extent that the UCC is used to define any term in this Deed of Trust or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Beneficiary’s Lien on any Mortgaged Property is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Mortgaged Property is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the

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purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

ARTICLE 2

GRANT

Section 2.1        Grant.    To secure the payment of the Indebtedness in accordance with the terms and conditions hereof and of the Note and of the Loan Documents, and all extensions, modifications and renewals thereof, and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Grantor to Beneficiary in connection with the Loan Documents, and in consideration of the Loan Amount in hand paid, receipt of which is hereby acknowledged, Grantor hereby irrevocably grants, bargains, pledges, sells, warrants, conveys, alienates, remises, releases, assigns, sets over, and confirms to Trustee, in trust for the benefit of Beneficiary, the Mortgaged Property, with power of sale and right of entry and possession.

ARTICLE 3

CONDITIONS TO CLOSING

Section 3.1        Conditions to Loan.    Any advance under the Loan, in addition to any and all requirements in the Loan Agreement, shall be subject to Beneficiary’s receipt, review, approval and/or confirmation of the following, at Grantor’s cost and expense except as set forth below, each in form and content satisfactory to Beneficiary in its sole discretion:

(1)        All Loan Documents, executed by Grantor and, as applicable, each Grantor Party and each other party thereto;

(2)        Indemnity executed by Grantor and Wells Mid-Horizon Value-Added Fund I, LLC;

(3)        Payment by Grantor to Beneficiary of Beneficiary’s loan fee charged in connection with the closing of the Loan;

(4)        Payment by Grantor to Beneficiary for reimbursement of Beneficiary for all costs and fees incurred in connection with processing the Loan, including, without limitation, UCC searches, Beneficiary’s attorneys’ fees, appraisal fees, and any other costs and fees incurred by Beneficiary in connection with the Loan;

(5)        Payment by Grantor of all escrow fees and recording fees incurred by Beneficiary, any title company, any escrow company, or any other party in connection with the closing of the Loan, the recording of the Deed of Trust, and the filing of any other documents to perfect the security interest granted to Beneficiary pursuant to the Loan Documents;

(6)        Complete and signed copies of each lease agreement affecting the Mortgaged Property, if any, and, if required by Lender, estoppels certificates and/or subordination and attornment agreements in favor of Beneficiary executed by all tenants in a form acceptable to Beneficiary in its sole discretion;

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(7)        A TLTA extended coverage loan policy of title insurance in the amount of the Loan Amount, in form satisfactory to Beneficiary (with all endorsements requested by Beneficiary), insuring Beneficiary that the Deed of Trust is a valid first priority lien on the Mortgaged Property, free and clear of all liens, encumbrances and exemptions, excepting only those items which Beneficiary has previously approved in writing;

(8)        Evidence of insurance as required by this Deed of Trust and conforming in all respects to the requirements of Beneficiary;

(9)        Copies of the organizational documents of Grantor and each Grantor Party, including certified copies of the certificate of formation and operating agreement (or bylaws, as applicable), as well as resolutions authorizing the execution, delivery, and performance of the Loan, the Deed of Trust, and all other Loan Documents, in form and substance satisfactory to Beneficiary in its sole discretion;

(10)        Good standing certificate for Grantor and each Grantor Party, issued by the state in which each such entity was formed;

(11)        Survey of the Mortgaged Property, environmental report(s), and appraisal by an independent appraiser, as may be required by Beneficiary, in its discretion; and

(12)        Such other instruments, documents and opinions as Beneficiary shall require to evidence and secure the Loan or otherwise, in Beneficiary’s sole discretion.

ARTICLE 4

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 4.1        Title to Mortgaged Property and Lien of This Instrument.    Grantor owns the Mortgaged Property free and clear of any and all Liens, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable liens and security interests against the Mortgaged Property subject only to the Permitted Encumbrances. Grantor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend title to the Mortgaged Property. Grantor shall give Beneficiary and Trustee written notice immediately upon knowledge of any challenge to title to the Mortgaged Property.

Section 4.2        Lien Status.

(a)        This Deed of Trust is a valid first lien against the Mortgaged Property.

(b)        Grantor shall preserve and protect the security interest status of this Deed of Trust and the other Loan Documents. If any other Lien or security interest other than the Permitted Encumbrances is asserted against any of the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such Lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause the Lien or security interest to be released within sixty (60) days.

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Section 4.3        Payment and Performance.    Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 4.4        Replacement of Fixtures and Personalty.    Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete or is replaced by an article of equal or better suitability and value, owned by Grantor, subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other Lien or security interest except such as may be first approved in writing by Beneficiary.

Section 4.5        Maintenance of Rights of Way, Easements, and Licenses.    Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Grantor shall comply with all restrictive covenants affecting the Mortgaged Property and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

Section 4.6        Inspection.    Grantor shall permit Beneficiary, and Beneficiary’s agents, representatives and employees, upon prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 4.7        Material Changes.    Grantor shall promptly notify Beneficiary of the occurrence of any of the following: (a) fire or other casualty in excess of $5,000.00; (b) receipt of notice of condemnation; (c) receipt of notice of any violation of law; (d) commencement of any litigation involving a claim not fully covered by insurance and defended by the carrier in excess of $5,000.00; (e) a change in tax assessment or proposed assessment; (f) receipt of a claim from the holder of any lien or security interest; (g) Grantor’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Mortgaged Property; or (h) other material facts affecting the Mortgaged Property.

Section 4.8        Environmental Compliance.    The Mortgaged Property is in compliance, and Grantor will continue to maintain the Mortgaged Property in compliance, with all applicable federal, state, local and all other environmental laws, rules and regulations.

Section 4.9        Other Covenants.    All of the covenants in all Loan Documents are incorporated herein by reference and, together with the covenants in this Article 4, shall be covenants running with the land. These covenants include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Mortgaged Property, (b) the obligation to pay when due all taxes on the Mortgaged Property or assessed against Beneficiary with respect to the Loan, (c) the right of Beneficiary to inspect the Mortgaged Property, (d) the obligation to keep the Mortgaged Property insured as Beneficiary may require,

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(e) the obligation to comply with all legal requirements (including environmental laws), maintain the Mortgaged Property in good condition and promptly repair any damage or casualty, (f) Beneficiary’s right to receive all casualty and condemnation proceeds applicable to the Mortgaged Property as Beneficiary elects, and (g) except as otherwise permitted under the Loan Documents, the obligation of Grantor to obtain Beneficiary’s consent prior to entering into, modifying, or taking of other actions with respect to Leases of the Mortgaged Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities that may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Note and the other Loan Documents; provided, however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 4.10        Eminent Domain, Condemnation Awards and Insurance Proceeds.

(a)        Eminent Domain.    As to any taking of the Mortgaged Property by the exercise of power of eminent domain or purchase under threat thereof:

(1)        Grantor shall notify Beneficiary promptly of all action taken and, to Grantor’s knowledge, proposed to be taken with respect thereto;

(2)        Grantor shall not exercise or waive any right with respect thereto, without the prior consent of Beneficiary; and

(3)        Beneficiary shall be entitled to receive the award of proceeds, and, at its sole option, to apply the same on account of the Note (remitting the balance, if any, to Grantor) and/or to reimburse Grantor for the cost of the repair of the Mortgaged Property pursuant to this Section.

(b)        Condemnation Awards.    Grantor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary, and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Documents.

Grantor hereby expressly agrees that Beneficiary shall not be limited to the interest paid on the proceeds of any such awards or compensation, and further agrees to pay to Beneficiary the difference, if any, between (i) the interest received by Beneficiary on such awards or compensation, and (ii) the Interest Rate provided in the Note from the date of the appropriation, condemnation or other taking of the Mortgaged Property or any portion thereof to the Maturity Date. The obligations and agreements of Grantor contained in this paragraph shall survive the payment to Beneficiary of any awards or compensation for an appropriation, condemnation or other taking, and shall terminate only upon payment in full by Grantor to Beneficiary of the sums referred to herein.

Section 4.11        Insurance Proceeds.    Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor

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authorizes Beneficiary to collect and receive such proceeds, and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary as the sole loss payee, instead of to Grantor and Beneficiary jointly.

Section 4.12        Commercial Loan Transaction; Use of Loan Proceeds.    This Deed of Trust is delivered in connection with a business or commercial loan transaction, and Grantor further warrants that the Loan proceeds shall be utilized for the purpose of working capital to Grantor, acquisition, refinance and/or rehabilitation of the Mortgaged Property, closing fees, closing costs, and pre-paid interest. The advance of the Loan shall be made upon Grantor’s satisfaction of the conditions set forth in this Deed of Trust and any other conditions required by Beneficiary.

Section 4.13        Reimbursement of Expenses.    Grantor shall pay all costs and expenses incurred by Trustee and Beneficiary in connection with the negotiation, documentation, closing, disbursement, administration, servicing and monitoring of the Loan and Loan Documents, including, without limitation: fees and expenses of Trustee’s and Beneficiary’s attorneys, and Trustee’s and Beneficiary’s environmental, engineering, valuation, accounting and other consulting firms; fees, charges and taxes for the recording or filing of Loan Documents; financial investigation, audit, and site inspection fees and costs, lease review fees and costs, settlement of condemnation and casualty awards, title search costs, premiums for title insurance and endorsements thereto; and fees and costs for UCC and litigation searches and background checks. Grantor shall, upon request, promptly reimburse Trustee and Beneficiary for all amounts expended, advanced or incurred by Beneficiary to collect the Note, or to enforce the rights of Trustee and Beneficiary under this Deed of Trust or any other Loan Document, or to defend or assert the rights and claims of Beneficiary under the Loan Documents or with respect to the Mortgaged Property (by litigation, in any bankruptcy proceeding, or other proceedings), which amounts will include all court costs, attorneys’ fees and expenses (including attorneys’ fees and expenses in connection with any bankruptcy proceedings), fees of auditors and accountants, and investigation expenses as may be incurred by Trustee and Beneficiary in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Trustee and Beneficiary, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

Section 4.14        Insurance.    Grantor shall maintain insurance as follows:

(a)        Casualty.    Grantor shall keep the Mortgaged Property insured against damage by fire and the other hazards and casualties covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof, but not less than the Loan Amount, on a replacement cost claim recovery basis (without reduction for depreciation or co-insurance and without any exclusions or reduction of policy limits for acts of terrorism or other specified action/inaction), and shall maintain such other casualty insurance as is reasonably required by Beneficiary from time to time, including, without limitation, earthquake and windstorm.

(b)        Liability.    Grantor shall maintain comprehensive general liability insurance, including coverage for claims of bodily injury and property damage, with a minimum

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combined single limit of not less than $1,000,000 per occurrence (to include personal injury coverage), with an aggregate limit of $1,000,000, and shall maintain such other liability insurance as is reasonably required by Beneficiary from time to time.

(c)        Business Interruption and/or Loss of Rents.    Grantor shall maintain rental loss and/or business interruption insurance for a period of 6 months in an amount equal to the greater of (A) estimated gross revenues from the operations of the Mortgaged Property over 6 months or (B) the projected operating expenses (including stabilized management fees, applicable reserve deposits, and debt service) for the maintenance and operation of the Mortgaged Property over 6 months. The amount of such rental loss insurance shall be increased from time to time during the term of this Deed of Trust as and when new Leases and renewal Leases are entered into in accordance with the terms of this Deed of Trust, to reflect all increased rent and increased additional rent payable by all of the tenants under such Leases.

(d)        Flood.    Grantor shall keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount not less than the lesser of (a) the Loan Amount or (b) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration.

(e)        Form and Quality of Insurance.    All insurance policies shall be endorsed in form and substance acceptable to Beneficiary to name Beneficiary as an additional insured, lender’s loss payable and mortgagee thereunder, as its interest may appear, with loss payable to Beneficiary, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for, shall be issued by appropriately licensed insurance companies acceptable to Beneficiary with a rating of “A-:IX” or better as established by A.M. Best’s Rating Guide, and shall be in such form, and shall contain such provisions, deductibles (with no increased deductible for acts of terrorism or other specified action/inaction) and expiration dates, as are acceptable to Beneficiary. Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days’ prior written notice of intention of non-renewal, cancellation or material change to Beneficiary, and that no act or thing done by Grantor shall invalidate any policy as against Beneficiary. Blanket policies shall be permitted only if Beneficiary receives appropriate endorsements and/or duplicate policies containing Beneficiary’s right to continue coverage on a pro rata pass-through basis, and that coverage will not be affected by any loss on other properties covered by the policies. If Grantor fails to maintain insurance in compliance with this Section 4.14, Beneficiary may obtain such insurance and pay the premium therefor, and Grantor shall, on demand, reimburse Beneficiary for all expenses incurred in connection therewith.

(f)        Assignment of Insurance.    Grantor shall assign the policies or proofs of insurance to Beneficiary, in such manner and form that Beneficiary and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Grantor shall deliver copies of all original policies certified to Beneficiary by the insurance

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company or authorized agent as being true copies, together with the endorsements required hereunder. If Grantor elects to obtain any insurance which is not required under this Deed of Trust (including earthquake insurance), all related insurance policies shall be endorsed in compliance with Section 4.14(e), and such additional insurance shall not be canceled without prior notice to Beneficiary. From time to time upon Beneficiary’s request, Grantor shall identify to Beneficiary all insurance maintained by Grantor with respect to the Mortgaged Property. The proceeds of insurance policies coming into the possession of Beneficiary shall not be deemed trust funds, and Beneficiary shall be entitled to apply such proceeds as herein provided.

(g)        Insurance Adjustment.    Grantor shall give immediate written notice of any loss to the insurance carrier and to Beneficiary. Grantor hereby irrevocably authorizes and empowers Beneficiary, as attorney-in-fact for Grantor coupled with an interest, to notify any of Grantor’s insurance carriers to add Beneficiary as a lender’s loss payable, mortgagee and additional insured, as the case may be, to any policy maintained by Grantor (regardless of whether such policy is required under this Deed of Trust), to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Beneficiary’s expenses incurred in the collection of such proceeds; provided, however, nothing contained in this Section 4.14(g) shall require Beneficiary to incur any expense or take any action hereunder.

(h)        Additional Insurance.    Grantor shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects. The proceeds of insurance paid on account of any damage or destruction to the Mortgaged Property shall be paid to Beneficiary to be applied as provided in Section 4.14(i).

(i)        Use and Application of Insurance Proceeds.    Beneficiary shall apply all or a portion of the insurance proceeds (i) to the cost of restoration of the Mortgaged Property or (ii) to the repayment of the Loan, as Beneficiary shall determine in its sole discretion. Insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances. Any insurance proceeds remaining after payment of all restoration costs shall be applied by Beneficiary to the Loan balance or, at Beneficiary’s sole option, remitted to Grantor.

Section 4.15        Condemnation Awards.    Grantor shall immediately notify Beneficiary of the institution of any proceeding for the condemnation or other taking of the Mortgaged Property or any portion thereof. Beneficiary may participate in any such proceeding, and Grantor will deliver to Beneficiary all instruments necessary or required by Beneficiary to permit such participation. Without Beneficiary’s prior consent, Grantor (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation are hereby assigned to and shall be paid to Beneficiary. Grantor authorizes Beneficiary to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Beneficiary’s sole discretion to apply the same

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toward the payment of the Loan. Grantor, upon request by Beneficiary, shall execute all instruments requested to confirm the assignment of the awards and compensation to Beneficiary, free and clear of all liens, charges or encumbrances.

Section 4.16        Environmental Matters.    All representations, warranties, covenants and indemnities relating to environmental matters set forth in the Indemnity are incorporated into this Deed of Trust by reference thereto as if set forth in full herein.

(a)        Allocation of Risks and Indemnity.    As between Grantor and Beneficiary, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Materials at, upon, within, contiguous to or otherwise affecting the Mortgaged Property, shall lie solely with Grantor and each Grantor Party, as applicable, and not with Trustee and Beneficiary. Accordingly, Grantor shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Beneficiary or by law. Grantor shall at all times indemnify, defend and hold Trustee and Beneficiary harmless from and against any and all claims, suits, actions, debts, damages, losses, liabilities, litigation, judgments, charges, costs and expenses (including reasonable costs of defense and consultant fees, investigation and laboratory fees, court costs, and other litigation expenses), of any nature whatsoever proffered or incurred by Beneficiary (hereinafter collectively referred to as “Liabilities”), whether as mortgagee or beneficiary under the Deed of Trust, as mortgagee in possession, or as successor-in-interest to Grantor by foreclosure deed or deed in lieu of foreclosure, and whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those Liabilities arising from the joint, concurrent or comparative negligence of Beneficiary, under or on account of the Environmental Laws, including the assertion of any lien thereunder, with respect to: (1) a breach of any representation, warranty or covenant of Grantor contained in this Section 4.16; (2) any acts performed by Beneficiary pursuant to the provisions of this Section 4.16; (3) the past, present, or future presence, of any discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property whether or not the same originates or emanates from the Mortgaged Property or any contiguous real estate, including any loss of value of the Mortgaged Property as a result of the foregoing; (4) any costs of removal or remedial action incurred by the United States Government or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; (5) liability for any personal injury (including wrongful death) or property damage (real or personal) arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at, upon, under or within the Mortgaged Property; and/or (6) any other environmental matter affecting the Mortgaged Property within the jurisdiction of the Environmental Protection Agency, any other federal agency or any state or local environmental agency. WITHOUT LIMITATION, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED

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PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. Grantor’s obligations under this Section 4.16 shall arise upon the discovery of the presence of any Hazardous Material or other violation of any Environmental Laws, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment, and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Mortgaged Property (by foreclosure, deed in lieu of foreclosure or otherwise).

(b)        Beneficiary’s Right to Protect Mortgaged Property.    If (1) any discharge of Hazardous Materials or the threat of a discharge of Hazardous Material affecting the Mortgaged Property occurs, whether originating or emanating from the Mortgaged Property or any contiguous real estate, and/or (2) Grantor fails to comply with any Environmental Laws or related regulations, Beneficiary may, at its election but without the obligation to do so, give such notices and/or cause such work to be performed at the Mortgaged Property and/or take any and all other actions as Beneficiary shall deem necessary or advisable in order to abate the discharge of any Hazardous Material, remove the Hazardous Material or cure Grantor’s non-compliance.

(c)        No Waiver.    Notwithstanding any provision in this Section 4.16 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Beneficiary does not waive and expressly reserves all rights and benefits now or hereafter accruing to Beneficiary under any “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Beneficiary pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under any “security interest exception”.

Section 4.17        Additional Warranties, Representations and Covenants.    Grantor further warrants, represents and covenants to Beneficiary that:

(a)        Organization and Power.    Grantor is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Grantor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code. Grantor shall remain a single-asset entity throughout the term of the Loan.

(b)        Validity of Loan Documents.    Grantor has full and lawful authority and power to execute, acknowledge, deliver and perform this Deed of Trust and the other Loan Documents. The execution, delivery and performance by Grantor and each Grantor Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. Grantor and each Grantor Party intends that the Loan Documents constitute the legal, valid and binding obligations of Grantor and each Grantor

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Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights.

(c)        Liabilities; Litigation; Other Secured Transactions.

(1)        The financial statements previously delivered by Grantor and each Grantor Party to Beneficiary are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Mortgaged Property, Grantor or any Grantor Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Grantor, threatened, against the Mortgaged Property, Grantor or any Grantor Party which if adversely determined could have a material adverse effect on such party, the Mortgaged Property or the Loan.

(2)        Neither Grantor nor any Grantor Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Grantor nor any Grantor Party has knowledge of any Person contemplating the filing of any such petition against it.

(3)        Grantor has not within the last five (5) years become bound (whether as a result of a merger or otherwise) as a debtor under a pledge or security agreement entered into by another Person, which has not heretofore been terminated.

(d)        Taxes and Assessments.    The Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Grantor’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

(e)        Other Agreements; Defaults.    Neither Grantor nor any Grantor Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Mortgaged Property or the business, operations or condition (financial or otherwise) of Grantor or any Grantor Party. Neither Grantor nor any Grantor Party is in violation of any agreement, which violation would have an adverse effect on the Mortgaged Property, Grantor, or any Grantor Party or Grantor’s or any Grantor Party’s business, properties or assets, operations or condition, financial or otherwise.

(f)        Compliance with Law.

(1)        To the extent required by applicable law, Grantor and each Grantor Party has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Mortgaged Property and carry on its business. The Mortgaged Property is in compliance with all applicable zoning, subdivision, building and other legal requirements and is free of structural defects. All of the Mortgaged Property’s building systems are in good working order, subject to ordinary wear and

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tear. The Mortgaged Property does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

(2)        No condemnation has been commenced or, to Grantor’s knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property; and

(3)        The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Mortgaged Property. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

(g)        Location of Grantor.    Grantor’s principal place of business and chief executive office are located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365, and Grantor at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state.

(h)        ERISA.

(1)        As of the Closing Date and throughout the term of the Loan, (a) Grantor is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, and (b) the assets of Grantor do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; and

(2)        As of the Closing Date and throughout the term of the Loan, (a) Grantor is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA, and (b) transactions by or with Grantor are not and will not be subject to state statutes applicable to Grantor regulating investments of and fiduciary obligations with respect to governmental plans.

(i)        Margin Stock.    No part of proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(j)        Tax Filings.    Grantor and each Grantor Party has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Grantor and each Grantor Party, respectively.

(k)        Solvency.    Giving effect to the Loan, the fair saleable value of Grantor’s assets exceeds and will, immediately following the making of the Loan, exceed Grantor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Grantor’s assets is and will, immediately following the making of the Loan, be greater than Grantor’s probable liabilities, including the maximum amount of its contingent

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liabilities on its Debt as such Debt becomes absolute and matures. Grantor’s assets do not and, immediately following the making of the Loan, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Grantor does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Grantor and the amounts to be payable on or in respect of obligations of Grantor). Except as expressly disclosed to Beneficiary in writing, no petition in bankruptcy has been filed by or against Grantor or any Grantor Party in the last seven (7) years, and neither Grantor nor any Grantor Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

(l)        Full and Accurate Disclosure.    No statement of fact made by or on behalf of Grantor or any Grantor Party in this Deed of Trust or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Grantor which has not been disclosed to Beneficiary which adversely affects, nor as far as Grantor can foresee might adversely affect, the Mortgaged Property or the business, operations or condition (financial or otherwise) of Grantor or any Grantor Party. All information supplied by Grantor regarding the Mortgaged Property is accurate and complete in all material respects.

(m)        Business Purpose.    The Loan is intended for commercial purposes, and Grantor and each Grantor Party represent that the Mortgaged Property is income producing property and not the personal residence of Grantor or any Grantor Party.

(n)        Single Purpose Entity.     Grantor is, and during the term of the Loan shall continue to be, organized solely for the purpose of (i) acquiring, developing, owning, managing or operating the Mortgaged Property, (ii) entering into this Deed of Trust and the documents related hereto, and (iii) engaging in any activity that is incidental, necessary or appropriate to accomplish the foregoing. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, Grantor shall not (a) engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto; (b) acquire or own any material assets other than the Mortgaged Property; (c) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure; (d) fail to maintain separate financial statements and accounting records, showing its assets and liabilities separate and apart from those of any other Person; (e) have its assets listed on the financial statement of any other entity; and (f) fail to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

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Section 4.18        Financial Statements.

(a)        Grantor’s Financials.    Within five (5) Business Days of Beneficiary’s request thereof, Grantor shall furnish to Beneficiary financial information, including, but not limited to, a current balance sheet, a detailed operating statement including operating revenues, operating expenses, and net operating income for Grantor and the Mortgaged Property, and any tax returns filed for the most recent tax year. Each such tax return and financial statement shall be in scope and detail satisfactory to Beneficiary and certified as true, correct and complete by the chief financial representative of Grantor.

(b)        Accounting Principles.    All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from year to year. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

(c)        Other Information.    Grantor shall deliver to Beneficiary such additional information regarding Grantor, its subsidiaries, its business, any Grantor Party and/or the Mortgaged Property within thirty (30) days after Beneficiary’s request therefor.

(d)        Audits.    Beneficiary shall have the right to choose and appoint a certified public accountant to perform such financial audits of Grantor’s books and records as Beneficiary deems necessary, at Grantor’s expense. Grantor shall permit Beneficiary to examine such records, books and papers of Grantor which reflect upon its financial condition and the income and expense relative to the Mortgaged Property. Grantor authorizes Beneficiary to communicate directly with Grantor’s independent certified public accountants, and authorizes such accountants to disclose to Beneficiary any and all financial statements and other supporting financial documents and schedules, including copies of any management letter, with respect to the business, financial condition and other affairs of Grantor.

Section 4.19        Additional Covenants.    Grantor covenants and agrees with Beneficiary as follows:

(a)        Due on Sale and Encumbrance; Transfers of Interests.    Without the prior written consent of Beneficiary,

(1)        no Transfer shall occur;

(2)        neither Grantor nor any other Person having an ownership or beneficial interest in Grantor shall enter into any easement or other agreement granting rights in or restricting the use or development of the Mortgaged Property;

(3)        no Transfer shall occur or be permitted which would result in a new general partner or limited partner or member or controlling shareholder having the ability to control the affairs of Grantor, being admitted to or created in Grantor (or result in any existing general partner or controlling member or controlling limited partner or controlling shareholder withdrawing from Grantor); and

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(4)        no Transfer of any interest in Grantor or any Grantor Party shall occur.

(b)        Taxes; Charges.    Grantor shall pay, before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Mortgaged Property or become payable during the Loan Term (as defined in the Note), and will promptly furnish Beneficiary with evidence of such payment.

Grantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note, this Deed of Trust or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Beneficiary. If there shall be enacted any law (1) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (2) affecting any Lien on the Mortgaged Property, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Grantor shall promptly pay to Beneficiary, on demand, all taxes, costs and charges for which Beneficiary is or may be liable as a result thereof; provided, however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Beneficiary may declare all amounts owing under the Loan Documents to be immediately due and payable. Grantor shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on the Mortgaged Property.

Notwithstanding anything to the contrary set forth herein, Grantor may contest the validity of any taxes, claims and demands described in this Section 4.19(b) so long as (1) Grantor notifies Beneficiary that it intends to contest such claim or demand, (2) Grantor provides Beneficiary with an indemnity, bond or other security satisfactory to Beneficiary assuring the discharge of Grantor’s obligations for such taxes, claims and demands, including interest and penalties, and (3) Grantor is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the thirtieth (30th) day preceding the earlier to occur of (i) the Maturity Date or (ii) the date on which any portion of the Mortgaged Property is scheduled to be sold for non-payment.

(c)        Control; Management.    Without the prior written consent of Beneficiary, there shall be no change in the day-to-day control and management of Grantor or Grantor’s principals, and no change in the respective organizational documents relating to control over Grantor, Grantor’s principals and/or the Mortgaged Property. Grantor shall not terminate, replace or appoint any such property manager or terminate or amend the property management agreement approved by Beneficiary for the Mortgaged Property without Beneficiary’s prior written approval. Any change in ownership or control of the property manager shall be cause for Beneficiary to re-approve such property manager and property management agreement. Each property manager shall hold and maintain all necessary licenses, certifications and permits required by law. Grantor shall fully perform all of its covenants, agreements and obligations under the property management agreement. Grantor covenants to deliver to Beneficiary a collateral assignment and subordination of management agreement from each property manager within ten (10) days after Beneficiary’s request.

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(d)        Operation; Maintenance; Inspection; Defense.    Grantor shall observe and comply with all legal requirements applicable to its existence and to the ownership, use and operation of the Mortgaged Property. Grantor shall maintain the Mortgaged Property in good condition and promptly repair any damage or casualty. Grantor shall not, without the prior written consent of Beneficiary, undertake any material alteration of the Mortgaged Property or permit any of the fixtures or personalty owned by Grantor to be removed at any time from the Mortgaged Property, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor and free and clear of any Liens except those in favor of Beneficiary. Grantor shall permit Beneficiary and its agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such Site Assessments and engineering studies as Beneficiary may require, provided such Site Assessments and studies do not materially interfere with the use and operation of the Mortgaged Property.

(e)        Legal Existence; Name, Etc.    Grantor and each Grantor Party shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Mortgaged Property. Neither Grantor nor any Grantor Party shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Grantor to do so. Without limiting the foregoing, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date. Grantor and each Grantor Party shall conduct business only in its own name, and shall not change its name, identity, organizational structure, state of formation or the location of its chief executive office or principal place of business unless Grantor (1) shall have obtained the prior written consent of Beneficiary to such change, and (2) shall have taken all actions necessary or requested by Beneficiary to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Grantor and each Grantor Party shall maintain its separateness as an entity, including maintaining separate books, records and accounts and observing corporate, partnership or limited liability company formalities independent of any other entity, shall pay its obligations with its own funds, and shall not commingle funds or assets with those of any other entity. If Grantor does not have an organizational identification number and later obtains one, Grantor shall promptly notify Beneficiary of its organizational identification number.

(f)        Affiliate Transactions.    Without the prior written consent of Beneficiary, Grantor shall not engage in any transaction affecting the Mortgaged Property with an Affiliate of Grantor or of any Grantor Party.

(g)        Limitation on Other Debt.    Neither Grantor nor any Grantor Party shall, without the prior written consent of Beneficiary, incur any Debt other than the Loan and customary trade payables which are payable, and shall be paid, within thirty (30) days of when incurred. Neither Grantor nor any Grantor Party shall incur secondary financing of any kind on the Mortgaged Property without the prior written consent of Beneficiary.

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(h)        Further Assurances.    Grantor and each Grantor Party shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Beneficiary may reasonably request to further evidence and more fully describe the Mortgaged Property, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents as may be necessary or appropriate in connection therewith.

(i)        Estoppel Certificates.    Grantor, within ten (10) days after Lender’s request, shall furnish to Beneficiary a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Beneficiary reasonably may request.

(j)        Notice of Certain Events.    Grantor shall promptly notify Beneficiary of (1) any Event of Default or Potential Default, together with a detailed statement of the steps being taken to cure such Event of Default or Potential Default; (2) any notice of default received by Grantor under other obligations relating to the Mortgaged Property or otherwise material to Grantor’s business; (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Grantor and any governmental authority, affecting Grantor or the Mortgaged Property; and (4) any termination of a Lease affecting 10% or more of the net leasable floor area of the Mortgaged Property prior to the expiration date of said Lease.

(k)        Indemnification.    Grantor shall indemnify, defend and hold Trustee and Beneficiary harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements (including reasonable fees and actual expenses of Trustee’s and Beneficiary’s counsel) of any kind or nature whatsoever, including those arising from the joint, concurrent or comparative negligence of Beneficiary, in connection with (1) any inspection, review or testing of or with respect to the Mortgaged Property, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Beneficiary is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to the Mortgaged Property, (3) any proceeding instituted by any Person claiming a Lien, and (4) any brokerage commissions or finder’s fees claimed by any broker or other party in connection with the Loan, the Mortgaged Property, or any of the transactions contemplated in the Loan Documents. WITHOUT LIMITATION, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS AND DISBURSEMENTS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

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(l)        Application of Operating Revenues.    Grantor shall apply all Rents and other operating revenues to the payment of Debt Service and other payments due under the Loan Documents, taxes, assessments, water charges, sewer rents, and other governmental charges levied, assessed or imposed against the Mortgaged Property, insurance premiums, operations and maintenance charges relating to the Mortgaged Property, and other obligations of the lessor under leases of space at the Mortgaged Property, before using Rents and operating revenues for any other purpose.

(m)        Collection of Rents.    Grantor shall not receive or collect any Rents from any of the Leases for a period of more than one (1) month in advance, except last month’s rent or a security deposit.

(n)        Separate Tax Lots.    Grantor shall not suffer or permit the joint assessment of the Mortgaged Property with any other real property.

(o)        Lease Approval.    Grantor shall not enter into, modify, terminate, or take any other actions with respect to any and all Leases affecting the Mortgaged Property without the consent of Beneficiary. Grantor shall furnish to Beneficiary proposed lease documentation, including, but not limited to, a copy of the proposed lease agreement or lease amendment (as applicable), current operating statements including operating revenues, operating expenses, and net operating income for Grantor and the Mortgaged Property, and a current rent roll for the Mortgaged Property (collectively, the “Proposed Lease Documentation”). Unless Beneficiary delivers written notice to Grantor if its disapproval of the proposed action evidenced by the Proposed Lease Documentation, the proposed action shall be deemed approved ten (10) Business Days after Beneficiary’s receipt of the Proposed Lease Documentation.

ARTICLE 5

ASSIGNMENT OF LEASES AND RENTS

Section 5.1        Assignment.    Grantor does hereby absolutely, unconditionally and irrevocably sell, assign, transfer, set over and deliver unto Beneficiary all of Grantor’s rights, interests and privileges as lessor under the Leases for the Mortgaged Property, together with the immediate and continuing right to collect and receive all of the Rents, income, receipt and revenues arising from each of the assigned Leases covering or affecting all or any part of the Mortgaged Property. Grantor hereby appoints Beneficiary as its irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment.

The assignment and security interest granted in this Section 5.1 applies to all Leases now or hereafter made covering the Mortgaged Property or any portion thereof, together with any extension or renewal of same, this assignment of other present and future leases and present and future rental agreements being effective without further or supplemental assignment.

Section 5.2        License.    Until notice from Beneficiary, Grantor shall have the right under a license granted hereby to collect all Rents arising from or out of the Leases. Failure or discontinuance of Beneficiary at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power and authority to collect the same. The collection of such Rents and the application of such Rents

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hereunder shall not cure or waive any Event of Default or invalidate any act done in response to such Event of Default. Notwithstanding the collection, receipt and application of any Rents by Beneficiary, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale.

Section 5.3        Foreclosure.    Upon issuance of any deed(s) pursuant to any judicial or non-judicial foreclosure of this Deed of Trust or deed(s) in lieu of foreclosure, all right, title and interest of Grantor in and to the Leases shall vest in and become the absolute property of the grantee or grantees of such deed(s) without any further act or assignment by Grantor.

Section 5.4        No Merger of Estates.    So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee estate and the leasehold estate (if any) to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1        Security Interest.    This Deed of Trust constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Mortgaged Property Agreements. To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents, Mortgaged Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Mortgaged Property Agreements sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 6.2        Financing Statements.    Grantor hereby authorizes Beneficiary to prepare such financing statements, including an all assets financing statement, and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder, and Beneficiary may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3        Fixture Filing.    This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Grantor (debtor) and Beneficiary (secured party) as set forth in Section 8.5 of this Deed of Trust.

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ARTICLE 7

EVENT OF DEFAULT; REMEDIES

Section 7.1        Event of Default.    Each of the following shall constitute an “Event of Default” under the Note, this Deed of Trust, and all Loan Documents:

(a)        Payments.    Grantor’s failure to pay any regularly scheduled installment of principal, interest or other amount when due under the Note or any other Loan Document.

(b)        Insurance.     Grantor’s failure to maintain insurance as required under Section 4.14 of this Deed of Trust or if, upon application by Beneficiary to two (2) or more fire insurance companies which are lawfully doing business in the state in which the Mortgaged Property is located and which are issuing policies of fire insurance upon buildings situated within the area wherein the Mortgaged Property is situated, such companies shall refuse to issue such policies.

(c)        Change in taxation.    After thirty (30) days notice to Grantor, in the event of the passage of any law deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the taxation of deeds of trust or debts secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly, on the Deed of Trust or the Note.

(d)        Transfer.    Any Transfer occurs in violation of Section 4.19(a) of this Deed of Trust.

(e)        Covenants.    Grantor’s or any Grantor Party’s failure to perform, observe or comply with any of the agreements, covenants or provisions contained in this Deed of Trust or in any of the other Loan Documents (other than those agreements, covenants and provisions constituting an Event of Default referred to elsewhere in this Article 7), and the continuance of such failure for thirty (30) days after notice by Trustee or Beneficiary to Grantor; provided, however, subject to any shorter period for curing any failure by Grantor as specified in any of the other Loan Documents, Grantor shall have an additional thirty (30) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure is curable but cannot reasonably be cured within thirty (30) days; (3) Grantor is diligently undertaking to cure such default, and (4) Grantor has provided Beneficiary with security reasonably satisfactory to Beneficiary against any interruption of payment or impairment of the Mortgaged Property as a result of such continuing failure. The notice and cure provisions of this Section 7.1(e) do not apply to the other Events of Default described in this Article 7.

(f)        Representations and Warranties.    Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

(g)        Other Encumbrances.    The occurrence of any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Mortgaged Property or any part thereof.

(h)        Involuntary Bankruptcy or Other Proceeding.    Commencement of an involuntary case or other proceeding against Grantor, any Grantor Party or any other Person

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having an ownership in the Mortgaged Property (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

(i)        Voluntary Petitions, Etc.    Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

(j)        Other Insolvency.    The occurrence of any of the following: (1) if Grantor becomes insolvent; (2) if Grantor generally does not pay its debts as they become due; (3) if Grantor makes an assignment for the benefit of creditors; (4) if Grantor or its agents contacts any creditor to advise of Grantor’s inability to pay its debts as they become due; or (5) if Grantor calls or causes to be called a meeting of creditors for the composition of debts.

(k)        Other Defaults.    The occurrence of any default by Grantor under any other document or instrument evidencing or securing any other loan from Beneficiary to Grantor.

(l)        Death of Principal of Grantor or any Grantor Party.    The death of any principal of Grantor or any Grantor Party, unless Beneficiary is provided with additional collateral or a replacement borrower or grantor party that is reasonably acceptable to Beneficiary within sixty (60) days after such death.

(m)        Commerce Street.    The occurrence of any event of default under that certain Promissory Note of even date herewith, executed by Wells VAF – 330 Commerce Street, LLC, a Delaware limited liability company, as borrower, payable to Beneficiary, as lender, in the original principal amount of $5,000,000.00, or any other loan documents delivered in connection with said note or related thereto.

Section 7.2        Remedies.    If an Event of Default (as defined in this Deed of Trust) exists, Trustee or Beneficiary may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses:

(a)        Insolvency Events.    Upon the occurrence of any Event of Default described in Section 7.1(h), 7.1(i) or 7.1(j), the obligations of Beneficiary to advance additional amounts hereunder, if any, shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without

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presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Grantor; however, if the Bankruptcy Party under Section 7.1(h) or 7.1(i) is other than Grantor, then all amounts due under the Loan Documents shall become immediately due and payable at Beneficiary’s election, in Beneficiary’s sole discretion.

(b)        Acceleration.    Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(c)        Entry on Mortgaged Property.    Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(d)        Operation of Mortgaged Property.    Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of Section 7.8.

(e)        Judicial Foreclosure; Injunction.    To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Grantor hereunder, and Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Grantor waives the defense of laches and any applicable statute of limitations.

(f)        Nonjudicial Foreclosure.    To execute a written notice of such Event of Default and of the election to cause the Mortgaged Property to be sold to satisfy the Indebtedness. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Grantor except as required by law, shall sell the Mortgaged Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Grantor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Mortgaged Property is sold, and Grantor hereby waives any right which it may have to direct the order in which the Mortgaged Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding

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postponement. A sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Mortgaged Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Grantor or Beneficiary, may purchase at the sale. Upon sale of the Mortgaged Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Indebtedness. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Mortgaged Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Mortgaged Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Mortgaged Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Mortgaged Property prior to resale, costs of resale (e.g., commissions, attorneys’ fees, and taxes), costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Mortgaged Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Mortgaged Property; (v) anticipated discounts upon resale of the Mortgaged Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any) for the Indebtedness; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Grantor acknowledges and agrees that: (i) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ii) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; and (iii) Beneficiary’s credit bid may be (at Beneficiary’s sole and absolute discretion) higher or lower than any appraised value of the Mortgaged Property. After deducting all costs, fees and expenses of Trustee, and of this trust, including cost of evidence of title and attorney’s fees in connection with the sale, the Trustee shall apply the proceeds of the sale to payment of: (i) all sums expended under the terms hereof not then repaid, with accrued interest at the rate specified in the Note; (ii) the payment of all other sums then secured hereby; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

(g)        Sale of Personal Mortgaged Property.    Trustee or Beneficiary may sell any personal property pursuant to the UCC (as now in effect or as hereafter amended or succeeded) and with respect to any notice required or permitted under the UCC, Grantor agrees that ten (10) days prior written notice shall be deemed commercially reasonable. At any such sale (i) it shall not be necessary for Trustee or Beneficiary to be physically present, or to have constructive possession of any personal property, and the title to and right of possession of such personal property shall pass to the purchaser thereof as completely as if Trustee or Beneficiary had been actually present and delivered to purchaser the personal property at such sale, (ii) any prerequisite to the validity of such sale shall be presumed to have been performed, (iii) the receipt of Trustee, Beneficiary or the other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see that the application of such purchase money or be in any way answerable for any loss,

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misapplication or non-application thereof, and (iv) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the personal property sold, and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. Notwithstanding anything contained herein to the contrary, in accordance with Section 9.604 of the UCC, Beneficiary may proceed under the UCC as to all personal property covered hereby or, at Beneficiary’s election, Beneficiary may proceed as to both the real and personal property covered hereby in accordance with Beneficiary’s rights and remedies in respect of the real property, in which case the provisions of the UCC (and this Section 7.2(g)) shall not apply.

(h)        Receiver.    Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, enter into leases, borrow funds, maintain, and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 7.8.

(i)        Advances.    Terminate the obligation, if any, of Beneficiary to advance additional amounts under the Loan Documents.

(j)        Other.    Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or obtaining a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

(k)        Rental Value.    Upon the occurrence of any Event of Default and pending the exercise by Trustee or Beneficiary of their right to exclude Grantor from all or any part of the Mortgaged Property, Grantor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or any portion thereof which are in its possession for such period and, upon default of any such payment, will vacate and surrender possession of the Mortgaged Property to Trustee, Beneficiary or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery or possession of the Mortgaged Property for non-payment of rent, however designated.

Section 7.3        Right of Trustee or Beneficiary to Perform the Obligations.    If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Grantor, and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of such Event of Default, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action

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thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. If Beneficiary shall elect to pay any sum due with reference to the Mortgaged Property, Trustee or Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Trustee and Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify, defend and hold Trustee and Beneficiary harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Trustee and Beneficiary pursuant to the provisions of this Section 7.3. WITHOUT LIMITATION, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS AND DISBURSEMENTS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. All sums paid by Beneficiary pursuant to this Section 7.3, and all other sums expended by Trustee and/or Beneficiary to which they shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents, and shall be paid by Grantor to Trustee and/or Beneficiary upon demand.

Section 7.4        Remedies Cumulative, Concurrent and Nonexclusive.    Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively or concurrently against Grantor, any Grantor Party, or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive. No action of Trustee or Beneficiary in the enforcement of any rights or remedies under the Loan Documents or otherwise at law or equity shall be deemed to cure an Event of Default.

Section 7.5        Release of and Resort to Collateral.    Beneficiary may release, regardless of consideration and without the necessity for any notice to a holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

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Section 7.6        Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment, (b) all notices of any Event of Default or of Trustee’s or Beneficiary’s election to exercise or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 7.7        Discontinuance of Proceedings.    If Trustee or Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents, and shall thereafter elect to discontinue or abandon it for any reason, Trustee and Beneficiary shall have the unqualified right to do so and, in such an event, Grantor, Trustee and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property, and otherwise, and the rights, remedies, recourses and powers of Trustee and Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Trustee and Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 7.8        Application of Proceeds.    The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, the Mortgaged Property, shall be applied by Trustee, Beneficiary or the receiver, if one is appointed, in the order set forth in the Note, unless otherwise required by applicable law.

Section 7.9        Occupancy After Sale.    The purchaser at any judicial or nonjudicial foreclosure sale shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale, and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

Section 7.10        Interest After Default.    If any payment due hereunder or under the Note or any other Loan Document is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, Grantor shall pay interest thereon from and after the date on which such payment first becomes due at the interest rate provided for in the Note, and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to Beneficiary, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed of Trust. Nothing in this Section 7.10 or in any other provision of this Deed of Trust shall constitute an extension of the time of payment of the Indebtedness. After entry of a judgment on any of the Loan Documents or a judgment in foreclosure hereunder, interest shall continue to accrue under said judgment, the Note, and this Deed of Trust at the rates set forth in the Note. This Deed of Trust shall not, solely for purposes of determining interest payable under the Note, merge with any judgment on any Loan Document or a judgment in foreclosure under this Deed of Trust.

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Section 7.11        Additional Advances and Disbursements; Costs of Enforcement.

(a)        If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Trustee or Beneficiary under this Section 7.11, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Note), and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)        Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness, or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Trustee and Beneficiary in respect thereof, by litigation or otherwise.

(c)        This Deed of Trust secures the Indebtedness which includes, without limitation: (i) all advances made by Trustee and Beneficiary with respect to any of the Mortgaged Property for the payment of taxes, maintenance charges, insurance premiums or costs incurred for the protection of any of the Mortgaged Property or the lien of this Deed of Trust and (ii) all expenses incurred by Trustee and Beneficiary by reason of an Event of Default hereunder. This Deed of Trust shall constitute a lien on Grantor’s fee interest in the Mortgaged Property from the time this Deed of Trust is left of record (or, if this is a purchase money deed of trust, from the time of delivery hereof to Beneficiary) for, among other things, all such advances and expenses, plus interest thereon, regardless of the time when such advances are made or such expenses are incurred.

Section 7.12        No Beneficiary in Possession.    Neither the enforcement of any of the remedies under this Article 7, the assignment of the Leases and Rents under Article 5, the security interests under Article 6, nor any other remedies afforded to Trustee and Beneficiary under the Loan Documents, at law or in equity, shall cause Trustee and Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Trustee or Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 7.13        Non-Merger.    Notwithstanding the recovery or entry of any foreclosure judgment or judgment against Grantor, all of the covenants, undertakings and agreements of Grantor, whether hereunder or under the Note or any other Loan Document, whether relating thereto or not, shall remain in full force and effect and shall be enforceable strictly in accordance with their terms as fully as though no such judgment had been entered or recovered, it being understood that this Deed of Trust and the other Loan Documents shall not (solely for the purpose of confirming the continuing validity of Grantor’s covenants, indemnities and agreements) merge into any foreclosure judgment or judgment entered or recovered by Trustee or Beneficiary against Grantor under any Loan Documents.

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ARTICLE 8

MISCELLANEOUS

Section 8.1        Approvals; Third Parties; Conditions.    All rights retained or exercised by Beneficiary to review or approve leases, contracts, plans, studies and other matters, including Grantor’s and any other Person’s compliance with laws applicable to Grantor, the Mortgaged Property or any other Person, are solely to facilitate Beneficiary’s credit underwriting, and shall not be deemed or construed as a determination that Beneficiary has passed on the adequacy thereof for any other purpose and may not be relied upon by Grantor or any other Person. This Deed of Trust is for the sole and exclusive use of Beneficiary, Trustee and Grantor and may not be enforced, nor relied upon, by any Person other than Beneficiary, Trustee and Grantor. All conditions of the obligations of Beneficiary hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Beneficiary, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Beneficiary will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived, in whole or in part by Beneficiary at any time in Beneficiary’s sole discretion.

Section 8.2        Acceptance of Trust; Notice of Indemnification.    Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust, or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party, unless Trustee brings such action.

Section 8.3        Powers of Trustee.    From time to time, upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of the obligation secured hereby, Trustee may, without liability therefore and without notice: reconvey all or any part of the Mortgaged Property; consent to the making of any map or plat thereof; join in granting any easement thereon; join in any declaration of covenant and restrictions; or join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee or Beneficiary may, from time to time, apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees or confirming or approving acts in the execution of said trust and the enforcement of said remedies.

Section 8.4        Beneficiary Not in Control; No Partnership.    None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give Beneficiary the right or power to exercise control over the affairs or management of Grantor, the power of Beneficiary being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Grantor and Beneficiary is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Beneficiary and Grantor, or to create an equity in the Mortgaged Property in Beneficiary. Beneficiary neither undertakes nor assumes any responsibility or duty to Grantor or to any other Person with respect to the Mortgaged Property

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or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Beneficiary shall in no event be liable for any Debt, expenses or losses incurred or sustained by Grantor; and (2) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Grantor or its stockholders, members or partners. Beneficiary and Grantor disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Beneficiary and Grantor, or to create any equity in the Mortgaged Property in Beneficiary, or any sharing of liabilities, losses, costs or expenses.

Section 8.5        Notices.    Any notice required or permitted to be given under any Loan Document shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided that for facsimile delivery, an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 8.5). All such notices shall be mailed, sent or delivered, addressed to the party for whom it is intended, at its address set forth below.

If to Grantor (debtor):

Wells VAF – Parkway at Oak Hill, LLC

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Facsimile: (770) 243-8594

If to Trustee:

Peter S. Graf

2626 Howell Street, 10th Floor

Dallas, Texas 75204

Facsimile: (214) 855-8889

If to Beneficiary (secured party):

A10 Capital, LLC

Attn: Dale Conder, Chief Risk Officer

950 W. Bannock Street, Suite 950

Boise, Idaho 83702

Facsimile: (208) 577-5050

With a copy to:

Hawley Troxell Ennis & Hawley LLP

Attn: Stephen C. Hardesty

877 W. Main Street, Suite 1000

Boise, Idaho 83702

Facsimile: (208) 954-5223

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Any notice so addressed and sent by United States mail or overnight courier shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee. Any notice so delivered in person shall be deemed to be given when receipted for by, or actually received by Grantor, Trustee or Beneficiary, as the case may be. If given by facsimile, a notice shall be deemed given and received when the facsimile is transmitted to the party’s facsimile number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 8.5. Except for notices sent via facsimile as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 8.6        Amendments and Waivers; References.    No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought. This Deed of Trust and the other Loan Documents shall not be executed, entered into, altered, amended or modified by electronic means. Any reference to a Loan Document, whether in this Deed of Trust or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.

Section 8.7        Attorney-in-Fact.    Grantor hereby irrevocably appoints Beneficiary, and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments or assignments, conveyances or further assurances with respect to the Leases, Rents, Personalty, Fixtures, Plans and Mortgaged Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; provided, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be included in the Indebtedness and shall bear interest at the Default Rate; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section. Beneficiary, as agent for Grantor under the powers of attorney, is not a fiduciary for Grantor. Beneficiary, in exercising any of its rights or powers pursuant to the powers of attorney, may do so for the sole benefit of Beneficiary and not for Grantor.

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Section 8.8        Successors and Assigns.    This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 8.9        No Waiver.    Any failure by Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.10        Declaration of No Set-Offs.    Within ten (10) days after requested by Beneficiary, Grantor shall certify to Beneficiary or to any proposed assignee of Beneficiary, in writing duly acknowledged, the amount of principal, interest and other charges then owing on the Indebtedness and other Obligations secured by this Deed of Trust and by any prior liens, if any, whether there are any set-offs or defenses against them and whether any default has been asserted by any tenant of the Mortgaged Property.

Section 8.11        Subrogation.    To the extent Beneficiary makes advances which are used to extinguish, extend or renew the Indebtedness secured by the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived but are continued in full force and effect in favor of Beneficiary.

Section 8.12        Note.    If any conflict or inconsistency exists between this Deed of Trust and the Note, the Note shall govern.

Section 8.13        Substitution of Trustee.    From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Mortgaged Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section 8.13 shall be conclusive proof of the proper substitution of such new trustee.

Section 8.14        Release.    Following payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor’s expense, shall release the Mortgaged Property or that portion thereof then held hereunder. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe the grantee as “the person or persons legally entitled thereto”. When the Mortgaged Property has been fully released, the last such release shall operate as a reassignment of all future rents, issues and profits of the Mortgaged Property to the person or persons legally entitled thereto.

Section 8.15        Waiver of Stay, Moratorium, and Similar Rights.    Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or

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plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary, or any rights or remedies of Beneficiary.

Section 8.16        Joint and Several.    If more than one person or entity has executed this Deed of Trust as “Grantor”, the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.17        Post Closing Compliance.    Grantor and each Grantor Party agrees to execute, re-execute, cause any third parties involved in the Loan transaction to execute and/or re-execute, and to deliver to Beneficiary or its legal counsel, as may be deemed appropriate, any document or instrument signed in connection with the Loan which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the closing of the Loan but which was not so signed and delivered. Grantor and each Grantor Party agrees to comply with any written request by Beneficiary within ten (10) days after receipt by Grantor and each Grantor Party of such request. Failure by Grantor and each Grantor Party to so comply shall, at the option of Beneficiary, constitute an Event of Default hereunder.

Section 8.18        Invalid Provisions.    If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 8.19        Governing Law.    This Deed of Trust and all other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Idaho, and the laws of the State of Idaho shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Deed of Trust and the Loan Documents (without giving effect to principles of conflicts of law), except to the extent otherwise specified in this Deed of Trust or any of the Loan Documents; provided, however, that with respect to the creation, attachment, perfection, priority and enforcement of any liens created by this Deed of Trust or any of the Loan Documents, the laws of the state where the Mortgaged Property is located shall apply to those matters only.

Section 8.20        Survival.    All of the representations, warranties and indemnities of Grantor hereunder and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure, or otherwise) of any or all right, title and interest in and to the Mortgaged Property to any party, except with respect to the presence of Hazardous Materials which first became present at, on or under the Mortgaged Property after it was transferred to a third party.

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Section 8.21        Titles of Articles, Sections and Subsections.    All titles or headings to articles, sections, subsections or other divisions of this Deed of Trust and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 8.22        Entire Agreement.    This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. Except with respect to the Note as stated in Section 8.12, if any conflict or inconsistency exists between this Deed of Trust and any of the other Loan Documents, the terms of this Deed of Trust shall control.

Section 8.23        Singular and Plural.    Words used in this Deed of Trust and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Deed of Trust and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 8.24        Phrases.    When used in this Deed of Trust and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” the phrase “satisfactory to Beneficiary” shall mean “in form and substance satisfactory to Beneficiary in all respects,” the phrase “with Beneficiary’s consent” or “with Beneficiary’s approval” shall mean such consent or approval at Beneficiary’s sole discretion, and the phrase “acceptable to Beneficiary” shall mean “acceptable to Beneficiary at Beneficiary’s sole discretion.”

Section 8.25        Exhibits.    The exhibits attached to this Deed of Trust are incorporated herein and shall be considered a part of this Deed of Trust for the purposes stated herein.

Section 8.26        Headings.    The article, section and subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such articles, sections or subsections.

Section 8.27        Acknowledgement of Copy.    Grantor acknowledges receiving a true, correct and complete copy of this Deed of Trust for Grantor’s records.

Section 8.28        Conflicting Provisions.    In the event of any inconsistencies between the terms and conditions of the following paragraphs and the other terms and conditions of this Deed of Trust, the terms and conditions of the following paragraphs shall control and be binding:

(a)        TEXAS FINANCE CODE.    TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (I) KEEP THE MORTGAGED PROPERTY INSURED AGAINST

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DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT THE GRANTOR’S EXPENSE.

(b)        Assignment of Leases and Rents.    In no event will the assignment in Article 5 reduce the Indebtedness except to the extent, if any, that Rents are actually received by Beneficiary and applied upon or after said receipt to the Indebtedness in accordance with Section 7.8. The assignment contained in Article 5 will terminate upon the release of this Deed of Trust.

(c)        Remedies.    In addition to all other remedies available at law or in equity, during the continuance of an Event of Default, Trustee, Trustee’s successor or substitute, is authorized and empowered, and it shall be Trustee’s special duty at the request of Beneficiary, to sell the Mortgaged Property or any part thereof situated in the State of Texas at the courthouse of any county in which any part of the Mortgaged Property is situated, at public auction to the highest bidder for cash between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien thereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or Trustee’s substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Mortgaged Property has been duly sold and all secured Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of

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Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness secured hereby, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all of such Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, Trustee’s successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee or Trustee’s successor or substitute.

(d)        Liability and Indemnification of Trustee.    TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE’S NEGLIGENCE OR CLAIMS OF NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. GRANTOR WILL REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND SAVE TRUSTEE HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND LEGAL EXPENSES) WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE’S DUTIES HEREUNDER OR ON ACCOUNT OF OR IN CONNECTION WITH ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON OR IN THE VICINITY OF THE MORTGAGED PROPERTY THROUGH ANY CAUSE WHATSOEVER OR ASSERTED AGAINST TRUSTEE ON ACCOUNT OF ANY ACT PERFORMED OR OMITTED TO BE PERFORMED HEREUNDER OR ON ACCOUNT OF ANY TRANSACTION ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE MORTGAGED PROPERTY OR WITH ANY LOAN DOCUMENT (INCLUDING ANY LIABILITY AND EXPENSES RESULTING FROM TRUSTEE’S OWN NEGLIGENCE OR CLAIMS OF NEGLIGENCE). The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

(e)        No Homestead or Agricultural Use.    No portion of the Mortgaged Property is being used as Grantor’s business or residential homestead. No portion of the Mortgaged Property is being used for agricultural purposes.

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(f)        As-Extracted Collateral.    This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral and is to be filed for record in the real estate records of the county where the Mortgaged Property is situated. The mailing address of Grantor and the address of Beneficiary from which information concerning the security interest may be obtained are the addresses of Grantor and Beneficiary set forth on the first page of this Deed of Trust.

(g)        NO ORAL AGREEMENTS.    THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(h)        Notice.    Notwithstanding the provisions of Section 8.5, service of a notice required by Tex. Property Code §51.002 shall be considered complete when the requirements of that statute are met.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Deed of Trust is hereby duly executed by Grantor as of the date first above written.

Wells VAF – Parkway at Oak Hill, LLC,
a Delaware limited liability company
By:	Wells Mid-Horizon Value-Added Fund I, LLC,
a Georgia limited liability company,
its sole Member
	By:	Wells Investment Management Company, LLC,
a Georgia limited liability company,
its Manager

		By:	/s/ Kevin A. Hoover
Kevin A. Hoover, President

STATE OF Georgia              §

                §

COUNTY OF Gwinnett        §

This instrument was acknowledged before me on February 17th , 2010, by Kevin A. Hoover, the President of Wells Investment Management Company, LLC, a Georgia limited liability company, on behalf of said limited liability company, in its capacity as Manager of Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, on behalf of said limited liability company, in its capacity as sole Member of Wells VAF – Parkway at Oak Hill, LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ L A Hunt
Notary Public, State of Georgia
Name: L A Hunt
My commission expires: 6/10/10

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EXHIBIT A

Legal Description

TRACT 1:

Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION IV, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 200300035 of the Official Public Records of Travis County, Texas, being more particularly described by metes and bounds shown on Schedule 1 attached hereto and made a part hereof.

TRACT 2:

Being all of that certain 4.678 acre tract of land, more or less, the same being all of Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION III, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 200300034 of the Official Public Records of Travis County, Texas; said 4.678 acres of land being more particularly described by metes and bounds shown on Schedule 2 attached hereto and made a part hereof.

TRACT 3:

Non-exclusive easement estate created in that certain Joint Access and Easement Agreement dated October 27, 2005, by and between Champion Partners Group, Ltd. and AAW Oak Hill, Ltd., recorded in Document No. 2005209114, Official Public Records, Travis County, Texas, being over and across that certain 0.336 acre portion of Lots 1 and 2, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000208 of the Official Public Records of Travis County, Texas; said 0.336 acres being more particularly described by metes and bounds shown on Schedule 3 attached hereto and made a part hereof.

Parkway at Oak Hill

4801 Southwest Parkway

Austin, Texas

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SCHEDULE 1

Tract 1 – Metes and Bounds Legal Description

TRACT I - 17.676 ACRES OAK HILL TECHNOLOGY PARK SECTION IV	FN NO. 08-574 (KWA) SEPTEMBER 15, 2008 BPI JOB NO. 2019-01.92

DESCRIPTION

OF A 17.676 ACRE TRACT OF LAND OUT OF THE THOMAS ANDERSON SURVEY NO. 17, SITUATED IN TRAVIS COUNTY, TEXAS, BEING ALL OF LOT 1, BLOCK “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION IV, A SUBDIVISION OF RECORD IN DOCUMENT NO. 200300035 OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 17.676 ACRE TRACT BEING MORE PARTICULARLY. DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING at a 1/2 inch iron rod found in the northerly right-of-way line of U.S. Highway 290 for the southwesterly corner of Lot 1, Block “A” Oak Hill Technology Park Subdivision, of record in Document No. 200000208 of said Official Public Records, being the southeasterly comer of Resubdivision of Lot 1-A Block “A” Oak Hill Industrial Park Section Two, a subdivision of record in Book 77, Page 11 of the Plat Records of Travis County, Texas;

THENCE, N29°38’00”E, leaving the northerly line of U.S. Highway 290, along the westerly line, of said Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, being the easterly line of said Resubdivision of Lot 1-A, and a portion of the easterly line of Oak Hill Industrial Park Section Two, a subdivision of record in Book 76, Page 142 of said Plat Records, a distance of 712.97 feet to a 1/2 inch iron rod found for the POINT OF BEGINNING hereof, being an angle point in the westerly line of said Lot 1;

THENCE, N29°38’00”E, along a portion of the westerly line of said Lot 1, being a portion of the easterly line of said Oak Hill Industrial Park Section Two, a distance of 378.82 feet to an iron pipe found, for an angle point in the westerly line of said Lot 1, being the most easterly corner of said Oak Hill Industrial Park Section Two;

THENCE, continuing along the westerly line of said Lot 1, the following two (2) courses and distances:

1)

N59°40’29”W, along the northerly line of said Oak Hill Industrial Park Section Two, a distance of 3.01.12 feet to an iron pipe found in the easterly line of Lot 2, Block “A” Murphey Subdivision, a subdivision of record in Document No. 200600209 of said Official Public Records, for an angle point hereof;

2)

N29°34’26”E, along the easterly line of said Lot 2 and Lot 4, Block “A” of said Murphey Subdivision, a distance of 622.21 feet to a 1/2 inch iron rod found in the southerly right-of way-line of Southwest Parkway (R.O.W. varies), being the northeasterly corner of said Lot 4 and the northwesterly corner of said Lot 1, for the northwesterly corner hereof;

FN 08-574 (KWA)

SEPTEMBER 15, 2008

THENCE, along the southerly line of Southwest Parkway and the northerly line of said Lot 1, the following two (2) courses and distances:

1)	S59°43’00”E, a distance of 654,69 feet to a 1/2 inch iron rod found for an angle point;

2)

S59°48’00”E, a distance of 147.39 feet to a 1/2 inch iron rod found for the northeasterly corner of said Lot 1 and hereof, being the northwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III;

THENCE, S29°38’00”W, leaving the southerly line of Southwest Parkway, along the easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV, passing an iron pipe found for the common westerly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and that certain 5.34 acre tract of land conveyed to South Austin Marine, Inc., by deed of record in Volume 7993, Page 207 of said Real Property Records, at a distance of 635.36 feet, and. continuing for a total distance of 1185.40 feet to a 1/2 inch, iron rod found for an angle point hereof, being the northeasterly corner of that certain 1.102 acre tract conveyed to Joseph J. Hajjar by Deed of Record in Volume 12120, Page 1918 of said Real Property Records;

THENCE, N59°46’29”W, leaving the westerly line of said 5.34 acres, along a portion of the easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being the northerly line of said 1.102 acres, a distance of 147.39 feet to an iron pipe found, for the northwesterly corner of said 1.102 acre tract and an angle point hereof;

THENCE, along the westerly line of said 1.102 acre tract, being a portion of the easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, the following three (3) courses and distances:

1)	S29°39’50”W, a distance of 136.85 feet to a 1/2 inch iron rod found for an angle point;

2)	S89°58’21”W, a distance of 24.28 feet to a 1/2 inch iron rod found for an angle point;

3)

S29°59’38”W, a distance of 199.64 feet to a 1/2 inch iron rod found in the northerly line of U.S. Highway 290 (R.O.W. varies) for the southeasterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being the southwesterly corner of said 1.102 acre tract;

FN 08-574 (KWA)

SEPTEMBER 15, 2008

THENCE, N88°09’05”W, along the northerly line of U.S. Highway 290, being the southerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, a distance of 92.12 feet to a 1/2 inch iron rod found for the southwesterly comer of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof;

THENCE, N24°38’24”E, leaving the northerly line of U.S. Highway 290, along a portion of the westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being a portion of the easterly line of Lot 1 of said Oak Hill Technology Park Subdivision, a distance of 41.61 feet to a 1/2 inch iron rod found for an angle point in the westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof;

THENCE, N29°38’00”E continuing along the westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, being a portion of the easterly line of Lot 1 and a portion of the easterly line of Lot 2 of said Oak Hill Technology Park Subdivision, a distance of 538.08 feet to a 1/2 inch iron rod found for an angle point of said Lot 1, Block “A” Oak Hill Technology Park Subdivision. Section IV and hereof, being the northeasterly corner of said Lot 2, Oak Hill Technology Park Subdivision;

THENCE, N60°22’00”W, along a portion of the westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV and hereof, a distance of 245.35 feet to the POINT OF BEGINNING containing an area of 17.676 acres (769,977 sq. ft.) of land, more or less, within these metes and bounds.

BEARING BASIS: THE BASIS OF BEARING OF THE DESCRIPTION HEREIN IS THE SOUTHEASTERLY LINE OF THE RESUBDIVISION OF LOT 1-A, BLOCK A, OAK HILL INDUSTRIAL PARK SECTION TWO, AS RECORDED IN BOOK 77, PAGE 11 AND THE SOUTHEASTERLY LINE OF OAK HILL INDUSTRIAL PARK SECTION TWO AS RECORDED IN BOOK 76, PAGE 142, BOTH OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS.

I, MARK J. JEZISEK, A REGISTERED PROFESSIONAL LAND SURVEYOR, DO HEREBY CERTIFY THAT THE PROPERTY DESCRIBED HEREIN WAS DETERMINED BY A SURVEY MADE ON THE GROUND UNDER MY DIRECTION AND SUPERVISION. A LAND TITLE SURVEY WAS PREPARED TO ACCOMPANY THIS FIELDNOTE DESCRIPTION.

BURY & PARTNERS, INC. ENGINEERS-SURVEYORS 221 WEST SIXTH STREET, STE. 600 AUSTIN, TEXAS 78701

SCHEDULE 2

Tract 2 – Metes and Bounds Legal Description

TRACT II - 4.678 ACRES OAK HILL TECHNOLOGY PARK SECTION III	FN NO. 08-575(KWA) SEPTEMBER 15, 2008 BPI JOB NO. 2019-01.92

DESCRIPTION

OF A 4.678 ACRE TRACT OF LAND OUT OF THE THOMAS ANDERSON SURVEY NO. 17, SITUATED IN TRAVIS COUNTY, TEXAS, BEING ALL OF LOT 1, BLOCK “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION III, A SUBDIVISION OF RECORD IN DOCUMENT NO. 200300034 OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 4.678 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS;

BEGINNING at a 1/2 inch iron rod found in the southerly right-of-way line of Southwest Parkway (R.O.W. varies) for the northwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, being the northeasterly corner of Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV, a subdivision of record in Document No. 200300035 of said Official Public Records;

THENCE, S59°14’26”E, along the southerly line of Southwest Parkway, being the northerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, a distance of 322.35 feet to a 1/2 inch iron rod with BPI cap found, being the northeasterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III;

THENCE, leaving the southerly line of Southwest Parkway, along the easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, being a portion of the westerly line of Boston 290 Office Park Section Two-A, a subdivision of record in Volume 100, Pages 58-59 of said Plat Records, the following two (2) courses and distances:

1)	S29°38’19”W, a distance of 341.51 feet to an iron pipe found for an angle point;

2)

S29°33’06”W, a distance of 287;35 feet to a 1/2 inch iron rod found for the common easterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and that certain 5.34 acre tract of land conveyed to South Austin Marine, Inc., by deed of record in Volume 7993, Page 207 of said Real Property Records, being the southeasterly corner hereof;

THENCE, N60°23’40”W, leaving the westerly line of said Boston 290 Office Park Section Two-A, along the common line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III and said 5.34 acre tract, being the southerly line hereof, a distance of 322.66 feet to an iron pipe found in the easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV being the southwesterly corner of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section-III and the northwesterly corner of said 5.34 acre tract;

FN 08-575 (KWA)

SEPTEMBER 15, 2 008

THENCE, N29 38’00”E, along the westerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section III, being a portion of the easterly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision Section IV, a distance of 635.36 feet to POINT OF BEGINNING containing an area of 4.678 acres (203,764 sq. ft.) of land, more or less, within these metes and bounds,

BEARING BASIS: THE BASIS OF BEARING OF THE DESCRIPTION HEREIN IS THE SOUTHEASTERLY LINE OF THE RESUBDIVISION OF LOT 1-A, BLOCK A, OAK HILL INDUSTRIAL PARK SECTION TWO, AS RECORDED IN BOOK. 77, PAGE 11 AND THE SOUTHEASTERLY LINE OF OAK HILL INDUSTRIAL PARK SECTION TWO AS RECORDED IN BOOK 76, PAGE 142, BOTH OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS.

I, MARK J. JEZISEK, A REGISTERED PROFESSIONAL LAND SURVEYOR, DO HEREBY CERTIFY THAT THE PROPERTY DESCRIBED HEREIN WAS DETERMINED BY A SURVEY MADE ON THE GROUND UNDER MY DIRECTION AND SUPERVISION A LAND TITLE SURVEY WAS PREPARED TO ACCOMPANY THIS FIELDNOTE DESCRIPTION.

BURY, & PARTNERS, INC. ENGINEERS-SURVEYORS 221 WEST SIXTH STREET, SUITE 600 AUSTIN, TEXAS 78701

SCHEDULE 3

Tract 3 – Metes and Bounds Legal Description

TRACT III - 0.336 ACRES LOT 1 & LOT 2, BLOCK “A” OAK HILL TECHNOLOGY PARK	FN NO. 08-576 (KWA) SEPTEMBER 15, 2008 BPI NO. 2019-01.92

DESCRIPTION

OF A 0.336 ACRE TRACT OF LAND SITUATED IN TRAVIS COUNTY, TEXAS, BEING A PORTION OF LOT 1 AND LOT 2, BLOCK “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION, OF RECORD IN DOCUMENT NO. 200000208, OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID LOT 1 AND LOT 2, BLOCK “A” HAVING BEEN CONVEYED TO AAW OAK HILL, LTD. BY THE DEED OF RECORD IN DOCUMENT NO. 2000150953, OF SAID OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 0.336 ACRE BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2 inch iron rod found in the northerly line of U.S. Highway 290 West. (R.O.W. varies), being the southeasterly corner of said Lot 1, Block “A”, and the southwesterly corner of Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, of record in Document No. 260300035 of said Official Public Records, for the southeasterly corner hereof, from which a 1/2 inch Iron rod found for the southeasterly corner of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV and the southwesterly corner of that certain 1.102 acre tract described in the deed to Joseph J. Hajjar, by the deed of record in Volume 12 020, Page 1918, of the Real Property Records of Travis County, Texas bears S88’09’05”E, a distance of 92.12 feet;

THENCE, N88°09’05”W, along the northerly line of U.S. Highway 290 West, being a portion of the southerly line of said Lot 1, Block “A” Oak Hill Technology Park Subdivision, for the southerly line hereof, a distance of 27.12 feet to a calculated point for the southwesterly corner hereof, from which a 1/2 inch iron rod with cap set for a point of curvature on said northerly line of U.S. Highway 290 West bears N88°09’05”W, a distance of 106.20 feet;

THENCE, leaving said northerly line of U.S. Highway 290 West, over and across Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, along the westerly, line hereof, the following two (2) courses and distances;

1)	N24°38’24”E, a distance of 53.20 feet to a calculated point;

2)

N29°38’00”E, a distance of 539.17 feet to a calculated point for the northwesterly corner hereof, being in the line common to the northerly line of said Lot 2, Block “A”, Oak Hill Technology Park Subdivision and a southerly line of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, from which a 1/2 inch iron rod set for the common westerly corner of said Lot 2, Block “A”, Oak Hill Technology Park Subdivision and said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV bears N60°22’00”W, a distance of 220.35 feet;

FN 08-576 (KWA)

SEPTEMBER 15, 2008

THENCE, S60°22’00”E, along the line common to the northerly line of said Lot 2, Block “A”, Oak Hill Technology Park Subdivision and a southerly line of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, a distance of 25.00 feet to a l/2 inch iron rod set for the northeasterly corner of said Lot 2, Block “A” and an interior ell corner for said Lot 1, Block “A”, Oak .Hill Technology Park Subdivision Section IV, for the northeasterly corner hereof;

THENCE, along the easterly line of Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, same being a westerly line of said Lot 1, Block “A”, Oak Hill Technology Park Subdivision Section IV, for the easterly line hereof, the following two (2) courses and distances:

1)

S29°38’00”W, passing at a distance of 373.10 feet a 1/2 inch iron rod found for the easterly common corner of Lot 1 and Lot 2, Block “A” of said Oak Hill Technology Park Subdivision, continuing for a total distance of 538.08 feet to a 1/2 inch iron rod set for an angle point;

2)	S24°38’24”W, a distance of 41.61 feet to the POINT OF BEGINNING, containing an area of 0.336 acre (14,651 sq. ft.) of land more or less, within these metes and bounds.

BURY & PARTNERS, INC. ENGINEERS-SURVEYORS 221 WEST SIXTH STREET, STE. 600 AUSTIN, TEXAS 78701

EXHIBIT B

Permitted Encumbrances

1.	Restrictive covenants recorded in Document No. 1999149271, as amended by document recorded in Document No. 2001095912, Official Public Records, Travis County, Texas. (Tracts 1 and 2)

Restrictive covenants recorded in Document Nos. 1999155174, 2003034321 and 200300035 and Volume 4381, Page 114, Official Public Records, Travis County, Texas. (Tract 1)

Restrictive covenants recorded in Document Nos. 1999155173, 1999155174, 2003034321 and 200300034, Official Public Records, Travis County, Texas. (Tract 2)

2.

Wastewater easement granted to the City of Austin in instrument dated November 23, 1992, recorded in Volume 11820, Page 118, Real Property Records, Travis County, Texas, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

3.

Electric and telephone line easement granted to the City of Austin, in instrument dated August 10, 1966, recorded in Volume 3192, Page 1046, Deed Records, Travis County, Texas, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

4.

Underground telecommunications lines and systems easement granted to Southwestern Bell Telephone Company, in instrument dated June 2, 1987, recorded in Volume 10279, Page 612, Real Property Records, Travis County, Texas, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

5.

Wastewater easement granted to the City of Austin in instrument dated November 23, 1992, recorded in Volume 11820, Page 98, Real Property Records, Travis County, Texas, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

6.

Wastewater easement granted to the City of Austin in instrument dated November 23, 1992, recorded in Volume 11820, Page 108, Real Property Records, Travis County, Texas, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

7.

Wastewater easement granted to the City of Austin in instrument dated February 10, 1994, recorded in Volume 12121, Page 281, Real Property Records, Travis County, Texas, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

8.

Drainage easement varying in width traversing Land, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

9.

10’ electric and telecommunications easement along the northwest, southwest, southeast and northeast property lines, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

10.

10’ electric and telecommunications easement along U.S. Highway 290 West, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - 1

11.

Terms, conditions and stipulations set out in that certain Notice Concerning Construction of Subdivision Improvements filed February 13, 2003, recorded under Document No. 2003034324, Official Public Records, Travis County, Texas. (Tract 1)

12.

Wetland setback, critical water quality and water quality transition zones, as shown on plat recorded in Document No. 200300035, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

13.

Water line easement granted to the City of Austin, in instrument dated November 14, 2001, recorded under Document No. 2001196292, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tracts 1 and 2)

14.

125’ building setback line and 75’ vegetative buffer zone along Southwest Parkway as set forth in the restrictions recorded under Document No. 1999149271, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

15.

Terms, conditions and stipulations set out in that certain Deed Recordation Affidavit dated February 9, 2005, recorded under Document No. 2005024419, Official Public Records, Travis County, Texas. (Tracts 1 and 2)

16.

Electric and telephone line easements granted to the City of Austin, in instrument dated July 31, 1986, recorded in Volume 9827, Page 163, Real Property Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 2)

17.

Wastewater easement granted to the City of Austin, in instrument dated January 26, 1993, recorded in Volume 11860, Page 985, Real Property Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 2)

18.

15’ wastewater easement granted to the City of Austin, in instrument dated November 29, 1993, recorded in Volume 12075, Page 591, Real Property Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 2)

19.

15’ wastewater easement granted to the City of Austin, in instrument recorded in Volume 12121, Page 281, Real Property Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 2)

20.

10’ electric and telecommunications easement along the southwest, southeast and northeast property lines as shown on plat recorded in Document No. 200300034, Official Public Records, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 2)

21.

Terms, conditions and stipulations set out in that certain Notice Concerning Construction of Subdivision Improvements dated January 13, 2000, recorded under Document No. 2000008817, Official Public Records, Travis County, Texas. (Tract 2)

22.

5’, 10’, 25’, 40’ and 75’ building setback along Southwest Parkway per City of Austin zoning ordinance, Travis County, Texas, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tracts 1 and 2)

23.

15’ water and wastewater utility easement granted to the City of Austin, in instrument dated November 7, 2005, recorded under Document No. 2005210758, Official Public Records, Travis County, Texas. (Tracts 1 and 2)

24.

Terms, conditions and stipulations contained in Joint Access and Easement Agreement recorded in Document No. 2005209114, Official Public Records, Travis County, Texas. As affected by Memorandum of Indemnification Agreement recorded under Document No. 2005209116, Official Public Records, Travis County, Texas, and Estoppel with Regard to Joint Access and Easement Agreement filed for record under Clerk’s File No. 2008171573, Official Public Records, Travis County, Texas. (Tract 1)

DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - 2

25.

Terms, provisions and conditions created in documents recorded in Document No. 1999149271, as amended by document recorded in Document No. 2001095912, Official Public Records, Travis County, Texas, and recorded in Document Nos. 1999155174, 2003034321, 200300035 and Volume 4381, Page 114, Official Public Records, Travis County, Texas. (Tract 1)

26.

Terms, provisions and conditions created in documents recorded in Document No. 1999149271, as amended by document recorded in Document No. 2001095912, Official Public Records, Travis County, Texas, and recorded in Document Nos. 1999155173, 1999155174, 2003034321 and 200300034, Official Public Records, Travis County, Texas. (Tract 2)

27.

Easement rights, if any, relative to water line, water vaults, transformer pad, storm sewer line and storm sewer manholes, not located within an easement, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 1)

28.

Easement rights, if any, relative to water vaults, waste water line, waste water manholes, water line and storm sewer manholes, not located within an easement, as shown on survey prepared by Mark Jerry Jezisek, RPLS No. 5267, dated 9/15/2008. (Tract 2)

DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - 3